UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2019

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
141 Front Street
Hamilton HM 19
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 2 — Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets.
On February 15, 2019, Aspen Insurance Holdings Limited (the “Company”) issued a press release announcing that it completed its previously announced merger with Highlands Merger Sub, Ltd. (“Merger Sub”), a wholly owned subsidiary of Highlands Holdings, Ltd. (“Parent”). Parent and Merger Sub are affiliates of certain investment funds (the “Apollo Funds”) managed by affiliates of Apollo Global Management, LLC (NYSE: APO) (“AGM”). Pursuant to the Agreement and Plan of Merger, dated as of August 27, 2018, by and among the Company, Parent and Merger Sub (the “Merger Agreement”), and the statutory merger agreement required in accordance with Section 105 of the Bermuda Companies Act 1981, as amended (the “Companies Act”), by and among the Company, Parent and Merger Sub, dated as of February 15, 2019, Merger Sub merged with and into the Company in accordance with the Companies Act (the “Merger”), with the Company continuing as the surviving company (the “Surviving Company”) and as a wholly owned subsidiary of Parent. A copy of the press release is furnished and attached hereto as Exhibit 99.1.
Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (i) each issued and outstanding ordinary share, par value $0.015144558 per ordinary share, of the Company (each, an “Ordinary Share”) (other than any Ordinary Shares that are owned by the Company as treasury shares, owned by any subsidiary of the Company or owned by Parent or Merger Sub or any subsidiary thereof (“Excluded Shares”)) was automatically canceled and converted into the right to receive $42.75 in cash, without interest and less any required tax withholdings (the “Merger Consideration”) and (ii) each issued and outstanding 5.95% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Share of the Company and each issued and outstanding 5.625% Perpetual Non-Cumulative Preference Share of the Company (collectively, the “Preference Shares”) remained issued and outstanding as a preference share of the Surviving Company, in each case, entitled to the same dividend and all other preferences and privileges, rights, qualifications, limitations, and restrictions set forth in the applicable certificate of designation.
At the Effective Time, all outstanding restricted share units and phantom shares that were subject to performance-based vesting requirements, to the extent not vested, vested in full (with respect to any performance period that had been completed, determined based on actual level of performance achieved, and, with respect to any performance period that had not been completed, determined based on achievement of performance-based vesting requirements at target payout levels) and were cashed out based on the per share Merger Consideration. All other outstanding restricted share unit awards, to the extent not vested, vested in full and were cashed out based on the per share Merger Consideration plus a cash amount for any accrued but unpaid dividends in respect of such awards prior to the Effective Time.
A copy of the Merger Agreement is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 28, 2018 and is incorporated herein by reference. The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.
Section 3 — Securities and Trading Markets
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated in this Item 3.01 by reference.
On February 15, 2019, in connection with the consummation of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) of the completion of the Merger and requested that trading in the Ordinary Shares be withdrawn from listing on the NYSE, and, as a result, trading of the Ordinary Shares on the NYSE was suspended prior to the opening of trading on February 15, 2019. The Company also requested that the NYSE file a notification of removal from listing and/or registration on Form 25 with the SEC with respect to the Ordinary Shares to effect the delisting of the Ordinary Shares from the NYSE and to deregister the Ordinary Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The Company intends to file with the SEC a Form 15 with respect to the Ordinary Shares, requesting the termination of registration of the Ordinary Shares under Section 12(g) of the Exchange Act and that the duty of the Company to file reports under Sections 13 and 15(d) of the Exchange Act with respect to the Ordinary Shares be suspended.
The Preference Shares will continue to be listed on the NYSE and registered under the Exchange Act following the Merger.

On February 15, 2019, in connection with the consummation of the Merger, the Company notified the Bermuda Stock Exchange (the “BSX”) of the completion of the Merger and requested that the BSX effect the delisting of the Ordinary Shares from the BSX.
Item 3.03 Material Modification to Rights of Security Holders.
The information set forth under Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated in this Item 3.03 by reference.
In connection with the completion of the Merger, holders of Ordinary Shares issued and outstanding immediately prior to the Effective Time ceased to have any rights as holders of Ordinary Shares (other than the right of holders of Ordinary Shares (other than the Excluded Shares) to receive the Merger Consideration).
Section 5 — Corporate Governance and Management
Item 5.01 Changes in Control of Registrant.
The information set forth under Item 2.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated in this Item 5.01 by reference.
As a result of the Merger, a change in control of the Company occurred on the Effective Time, and the Company is now a wholly owned subsidiary of Parent. The aggregate consideration paid in connection with the Merger was approximately $2.6 billion, which consideration was funded by the Apollo Funds and certain other passive co-investors investing through a co-investment vehicle managed and controlled by an affiliate of AGM.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated in this Item 5.02 by reference.
Board of Directors
In accordance with the terms of the Merger Agreement, at the Effective Time, each of the eleven directors of the Company immediately prior to the Effective Time other than Gordon Ireland and John Cavoores (namely, Glyn Jones, Christopher O’Kane, Albert Beer, Matthew Botein, Gary Gregg, Karl Mayr, Bret Pearlman, Ronald Pressman and Heidi Hutter) ceased to be a director of the Company. Gordon Ireland and John Cavoores, each being one of the Company’s directors immediately prior to the Effective Time, will each remain as a director of the Company until the earlier of his death, resignation or removal or until his successor is duly elected and qualified, as the case may be. In the case of Glyn Jones, he also stepped down from his position as Chair of the Board of Directors of the Company (the “Board”) at the Effective Time and is succeeded by Mark Cloutier.
In accordance with the terms of the Merger Agreement, the directors of Merger Sub in office immediately prior to the Effective Time (namely, Gernot Lohr, Alexander Humphreys, Gary Parr, Joshua Black, Michael Saffer, Mark Cloutier, Gordon Ireland and John Cavoores) became the directors of the Company and will be the directors of the Company until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.
Except for the agreed employment terms between the Company and Mark Cloutier described below, there are no arrangements or understandings between any of Messrs. Cloutier, Lohr, Humphreys, Parr, Black, Saffer, Ireland or Cavoores and any other persons pursuant to which any of Messrs. Cloutier, Lohr, Humphreys, Parr, Black, Saffer, Ireland or Cavoores, as applicable, was selected as a director or officer, as applicable, of the Company. None of Messrs. Cloutier, Lohr, Humphreys, Parr, Black, Saffer, Ireland or Cavoores has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Expected Committee Appointments
Following the Effective Time, the standing committees of the Board are expected to be the Audit Committee, the Compensation Committee and the Risk Committee. It is expected that the Board will no longer have a standing Corporate Governance and Nominating Committee (or another committee performing similar functions) given that, as of the Effective Time, all of the Company’s Ordinary Shares are owned by Parent. It is also expected that the Company’s Investment Committee will no longer be a standing committee of the Board and will consist of certain officers and employees of the Company. The expected composition of each of the standing committees of the Board following the Effective Time is indicated below:

Audit Committee:
Gordon Ireland (Chair)
John Cavoores
Compensation Committee:
Gernot Lohr (Chair)
Mark Cloutier
Alexander Humphreys
Risk Committee:
Mark Cloutier (Chair)
Alexander Humphreys
Joshua Black
Michael Saffer
Gordon Ireland
John Cavoores

Chief Executive Officer
Mr. O’Kane stepped down from his position as Chief Executive Officer of the Company at the Effective Time and was succeeded by Mr. Cloutier. The Company, Aspen Bermuda Limited (“Aspen Bermuda”) and Mr. Cloutier have agreed to certain employment terms whereby Mr. Cloutier was appointed as the Chief Executive Officer of the Company and the Chair of the Board of the Company and is employed by Aspen Bermuda. The employment relationship with Mr. Cloutier can be terminated at any time by either the Company or Aspen Bermuda giving 6 months’ notice in writing to Mr. Cloutier or by Mr. Cloutier giving 6 months’ notice in writing to the Company and Aspen Bermuda, save that the employment may be terminated without notice by the Company or Aspen Bermuda for cause. At either the Company’s or Aspen Bermuda’s discretion, during this 6 month notice period, the Company or Aspen Bermuda may require Mr. Cloutier to cease performing services (“Garden Leave”). During any period of Garden Leave, Mr. Cloutier would be entitled to continue to receive his salary and other benefits agreed to with the Company and Aspen Bermuda. The Company or Aspen Bermuda has discretion to terminate the employment immediately by making a payment in lieu of outstanding notice to Mr. Cloutier of salary only. Mr. Cloutier will receive an annual base salary of $1,500,000 and will be eligible to be considered for an annual variable performance based bonus payable in cash. Mr. Cloutier will be entitled to a guaranteed minimum bonus of 100% of his base salary for the 2019 bonus year, pro-rated to reflect the portion of the 2019 bonus year actually worked. Thereafter, Mr. Cloutier’s annual variable performance-based bonus will be based upon a target of 150% of his base salary, with a maximum potential of up to 200% of his base salary. Mr. Cloutier will receive a one-time sign-on bonus of $650,000 in cash in the first payroll cycle following the commencement of his employment by Aspen Bermuda.
If, within a 24 month period following a change of control of the Company, Mr. Cloutier is dismissed in breach of the agreed employment terms or resigns for good reason, Mr. Cloutier will be entitled to a lump sum payment equal to his base salary and the value of agreed-to benefits for the period of notice the Company and Aspen Bermuda are required to give to terminate Mr. Cloutier’s employment, multiplied by two, less any sums already paid in respect of such period of notice. The Company, Aspen Bermuda and Mr. Cloutier have also agreed that, for a period of 12 months after the termination of employment, Mr. Cloutier will be subject to non-compete and customer and employee non-solicitation restrictions.
Mr. Cloutier, age 63, was previously Executive Chairman of the Brit Group since January 2017 and, prior to this, Chief Executive Officer of the Brit Group from October 2011. As Chief Executive Officer of Brit Group, he led a major restructuring of its global business, its successful listing on the London Stock Exchange through an initial public offering in 2014 and the acquisition by Fairfax Financial Holdings Limited in 2015. With over 35 years’ experience working in the international insurance and reinsurance sector in multiple jurisdictions, including Canada, the United States, the United Kingdom, Bermuda, Continental Europe, Asia, China and South Africa, Mr. Cloutier has held a number of chief executive officer and senior executive positions, including Chief Executive Officer of the Alea Group, Chief Executive Officer of Overseas Partners Re and President of E.W. Blanch Insurance Services Inc. He has served as a member of the Lloyd’s Franchise Board and Audit Committee of the Society of Lloyd’s since February 2015 and was appointed to the Nominations and Governance Committee of the Society of Lloyd’s in February 2017. Mr. Cloutier has worked with a variety of leading private equity investors, including Apollo Management International LP, CVC Capital Partners, Kohlberg Kravis Roberts (KKR) and Fortress. He started his career in British Columbia, Canada with Brouwer and company independent loss adjusters before forming his own firm, Maxwell Cloutier Adjusters Ltd. There are no family relationships between Mr. Cloutier and any director or executive officer of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated in this Item 5.03 by reference.
Pursuant to the terms of the Merger Agreement, the memorandum of association and bye-laws of Merger Sub immediately prior to the Effective Time became the memorandum of association and bye-laws, respectively, of the Company at the Effective Time and will remain the memorandum of association (the “Altered Memorandum of Association”) and bye-laws (the “Amended and Restated Bye-laws”), respectively, of the Company, until changed or amended as provided therein or pursuant to applicable law.
The Altered Memorandum of Association differs in certain respects from the memorandum of association of the Company immediately prior to the Effective Time. These differences include that the authorized share capital of the Company set out in the Altered Memorandum of Association is US$745,433.674 divided into 70,000,000 Ordinary Shares of US$0.01 each and 30,000,000 preference shares of par value US$0.0015144558, whereas the authorized share capital of the Company set out in the memorandum of association of the Company immediately prior to the Effective Time was US$1,630,185.83 divided into 1,076,416,910 shares of par value US$0.015144558 each. Other than the provisions listed in the preceding sentence, the Altered Memorandum of Association are substantially the same in substance as the memorandum of association of the Company immediately prior to the Effective Time.
The Amended and Restated Bye-laws are in a form appropriate to reflect the Company’s status following the Merger as a wholly owned subsidiary of Parent. As such, the Amended and Restated Bye-laws differ in certain respects from the bye-laws of the Company immediately prior to the Effective Time, which reflected the Company’s position prior to the Merger as a publicly listed holding company. In particular, the Amended and Restated Bye-laws do not contain the following provisions that were contained in the bye-laws of the Company immediately prior to the Effective Time (references to bye-law numbers being to such bye-laws): (i) the provisions regarding non-voting ordinary shares set out in bye-law 3.3, (ii) the requirement set out in bye-law 47 for the Company to file with the SEC annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports with respect to specified events on Form 8-K (as would be required of a United States domestic private issuer subject to those particular informational requirements of the Exchange Act) and for the financial information contained in such annual reports and quarterly reports to be prepared in accordance with United States generally accepted accounting principles, (iii) the supermajority voting rights set out in bye-laws 49 and 50, (iv) the right set out in bye-law 51.3 of at least three shareholders present in person or represented by proxy to demand a poll, (v) the classified board contemplated in bye-law 87 and the requirement set out in bye-law 87 for directors of the Company who are 70 years old or older to be elected every year and (vi) the limitation that shareholders may only remove a director for cause set out in bye-law 88. The Amended and Restated Bye-laws include the following provisions that were not contained in the bye-laws of the Company immediately prior to the Effective Time (references to bye-law numbers being to the Amended and Restated Bye-laws): (1) an exception to the powers of the board of directors of the Company set out in bye-law 22 and bye-law 24 to approve an instrument of transfer for shares or decline to register any transfer of shares, in each case, in the case of a transfer by Parent to any of its affiliates; (2) a five-day notice period for calling general meetings; (3) a provision under which the Board may consider the adverse consequences to “direct or indirect investors in, or any other person holding a direct or indirect beneficial or economic interest in, a [s]hareholder [of the Company]” (in addition to considering the consequences to the Company, any subsidiary of the Company, or any shareholder of the Company or its affiliates) in evaluating the voting power adjustment provisions and the related Company option to purchase shares provisions set out in bye-laws 63-75; (4) a requirement that the Board has obtained the prior written consent of the applicable affiliate of AGM prior to making a determination to apply the “voting cut-back” provision set out in bye-law 67 with respect to such affiliate; (5) an exclusion to the provisions relating to the voting of subsidiary shares in certain limited circumstances or in the event such provisions are waived by the Board in its discretion; (6) a waiver of corporate opportunities under which (x) none of AGM, any investment fund or other collective investment vehicle whose general partner or managing member is owned or controlled, directly or indirectly, by AGM or by one or more of AGM’s subsidiaries, BRH Holdings GP, Ltd. or its shareholders or any affiliate of any such person (other than the Company and its subsidiaries) (collectively, the “Apollo Group”), (y) no director of the Company or any affiliate of such director, and (z) none of the Company’s officers, employees or agents, or any officer, director, employee or agent of any of our subsidiaries, who is also, and is presented any such business opportunity in his or her capacity as, an officer, director, employee, managing director, general or limited partner, manager, member, shareholder, agent or other affiliate of any member of the Apollo Group or of any affiliate of any member of the Apollo Group (other than the Company and its subsidiaries), in any case, has any duty to communicate or offer such business opportunity to the Company; (7) a statement that in the event one or more interested directors are disqualified or elect to be recused from voting on a matter, or one or more directors are later found to have an interest or conflict that should have been declared, the matter shall be approved or stand approved if it is or was approved by a majority of the votes cast by the directors that do not have any interest or conflict in the matter, even if less than a quorum; (8) a provision that a general notice by a director or officer declaring an interest in a business entity and that such director or officer is to be regarded as interested in any transaction or arrangement with that business entity is sufficient declaration of interest relation to any transaction or arrangement so made; (9) a provision under which the shareholders of the Company or the Board may appoint the Chief Executive Officer of the Company and that provides that the Chief Executive Officer will, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company; (10) an exclusive forum provision under which any dispute arising concerning the Companies Act or out of or in connection with the Company’s bye-laws, including any question regarding the existence and scope of any bye-law and/or whether there has been a breach of the Companies Act or our bye-laws by an officer or director (whether or not such a claim is brought in the name of a shareholder or in the name of the Company), any such dispute shall be subject to the exclusive jurisdiction of the Supreme Court of Bermuda; and (11) a provision under which the Company is the indemnitor of “first resort” with respect to any claims against any of the Company’s directors or officers that are indemnifiable by both the Company and a member of the Apollo Group or any of its affiliates. The Amended and Restated Bye-laws also provide that the Company’s board of directors will initially consist of eight directors. Other than the provisions listed in this paragraph, the Amended and Restated Bye-laws are substantially the same in substance as the bye-laws of the Company immediately prior to the Effective Time.
Copies of the Altered Memorandum of Association and the Amended and Restated Bye-laws are attached and incorporated herein by reference as Exhibits 3.1 and 3.2, respectively. The foregoing descriptions of the Altered Memorandum of Association and the Amended and Restated Bye-laws do not purport to be complete and are qualified in their entirety by reference to the full texts of the Altered Memorandum of Association and the Amended and Restated Bye-laws.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. Unless otherwise stated above, the following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of August 27, 2018, by and among Company, Parent and Merger Sub*
3.1	Altered Memorandum of Association of Aspen Insurance Holdings Limited
3.2	Amended and Restated Bye-laws of Aspen Insurance Holdings Limited
99.1	Press Release, dated February 15, 2019
* Incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 28, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: February 15, 2019	By:	/s/ Scott Kirk
	Name:	Scott Kirk
	Title:	Group Chief Financial Officer